                                                                   Exhibit 10.14


                  RENEWAL AND MODIFICATION LINE OF CREDIT NOTE

$5,000,000.00                                              Nashville, Tennessee
                                                           As of August 18, 1997

    FOR VALUE RECEIVED, the undersigned, CorporateFamily Solutions, Inc., a corporation (the "Borrower"), promises to pay to the order of NationsBank of Tennessee, N.A. (the "Bank") the sum of Five Million and 00/100 Dollars ($5,000,000.00), or so much thereof as may be advanced from time to time, with interest calculated on a 360-day year at a floating rate per annum equal to the NationsBank's prime rate charged from time to time, such interest rate to be adjusted automatically to reflect changes in the prime rate. In no event shall the interest rate charged herein exceed the maximum rate of interest permitted to be charged under the laws in effect from time to time (the "Maximum Rate"). The NationsBank prime rate is that rate announced by Bank from time to time as the NationsBank prime rate and is not necessarily the best or lowest rate charged by Bank. Said interest shall be due and payable monthly on the outstanding principal balance on the first day of each consecutive month beginning September 1, 1997. The unpaid principal balance, together with accrued but unpaid interest, shall be due and payable in full on August 18, 1998.

    Both principal and interest due on this note are payable in Nashville, Tennessee, at par in lawful money of the United States of America, in the Main Office of Bank, NationsBank Plaza, 414 Union Street, Nashville, Tennessee 37219.

    This note shall be administered and disbursed in accordance with the Commitment Letter dated as of August 13, 1997, and accepted by the Borrower on August 18, 1997, and the Terms and Conditions attached thereto (collectively, the "Loan Agreement").

    In the event there is a default in the payment of any part of interest or principal within fifteen (15) days of the date when due, or upon failure of the undersigned to keep and perform all the covenants, promises, agreements, conditions and provisions of this Note, the Loan Agreement or any other document or instrument evidencing the indebtedness evidenced by this Note; then, the entire unpaid principal sum evidenced by this note, together with all accrued interest, shall, at the option of any holder, without notice, become due and payable forthwith. Upon the occurrence of any default hereunder, at the option of any holder, and without further notice to obligor, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate equal to the Maximum Rate, regardless of whether there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time and as a condition to the curing of any such default. Failure of the holder to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or stop the holder from exercising said right.

    All persons or corporations now or at any time liable, whether primarily or secondarily, for the payment of the indebtedness hereby evidenced, for themselves, their heirs, legal representatives and assigns, waive demand, presentment for payment, notice of dishonor protest, notice of protest, and diligence in collection and all other notices or demands whatsoever with respect to this note or the enforcement hereof, and consent that the time of said payments or any part thereof may be extended by the holder hereof and assent to any substitution, exchange, or release of collateral permitted by the holder hereof, all without in any wise modifying, altering, releasing, affecting, or limiting their respective liability.

    To the extent permitted by applicable law, obligor shall pay to Bank a late charge equal to four percent (4%) of any payment hereunder that is not received by Bank on or before fifteen (15) days of the date on which it is due, in order to cover the additional expenses incident to the handling and processing of delinquent payments.

    The term obligor, as used in this note, shall mean all parties, and each of them, directly or indirectly obligated for the indebtedness that this note evidences, whether as principal, maker, endorser, surety, guarantor or otherwise.

    The undersigned will pay, on demand, any attorney's fees and related expenses that the holder incurs (i) in collecting or attempting to collect the indebtedness evidenced by this note, or (ii) in enforcing the Loan Agreement.

    Any controversy or claim between or among the parties hereto, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments, including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), the Rules of Practice and Procedure for the Arbitration of Commercial Disputes or Judicial Arbitration and Mediation Services, Inc. ("J.A.M.S.") and the "Special Rules" set forth below. In the event of any inconsistency, the Special Rules shall control. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to the Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action.

       (A) Special Rules. The arbitration shall be conducted in the city of Borrower's domicile at the time of the Agreement's execution and administered by J.A.M.S. who will appoint an arbitrator. If J.A.M.S. is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety
(90) days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for an additional sixty (60) days.

       (B) Reservation of Rights. Nothing in this Agreement shall be deemed to
(i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by the Bank of the protection afforded to it by 12 U.S.C. Sec. 91 or any substantially equivalent state law; or (iii) limit the right of the Bank hereof
(a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclosure against any real or personal property collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ or possession or the appointment of a receiver. The Bank may exercise such self help rights, foreclosure upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

    This obligation is made and intended as a Tennessee contract and is to be so construed.

    IN WITNESS WHEREOF, this note has been duly executed by the undersigned the day and year first above written.

                                      CORPORATEFAMILY SOLUTIONS, INC.

                                      BY: /s/ Michael E. Hogrefe
                                          --------------------------------------
                                      TITLE:    Executive Vice President,
                                                Chief Financial Officer
                                                and Secretary

                              TERMS AND CONDITIONS


BORROWER:                                 CorporateFamily Solutions, Inc.

BANK:                                     NationsBank of Tennessee, N.A.

PURPOSE:                                  Acquisition and Working Capital

AMOUNT OF LOAN:                           $5,000,000



INTEREST RATE: A floating rate per annum equal to the NationsBank Prime Rate adjusted daily. For purposes hereof, the NationsBank Prime Rate is that rate announced by Bank from time to time as the NationsBank Prime Rate.

COMMITMENT FEE: Borrower agrees to pay to the Bank a commitment fee of 0.25% per annum on the unused portion of the Loan. The commitment fee shall be due and payable quarterly based upon the difference between the maximum amount of this Loan ($5,000,000) and the average principal amount outstanding under this Loan for the preceding quarter. The fee shall be due and payable on the first day of each quarter.

REPAYMENT TERMS: Accrued interest shall be due and payable monthly on the first day of each consecutive month beginning the first day of the month following the initial funding under the Loan. The unpaid principal balance of the Loan, together with accrued but unpaid interest shall be due and payable on August 28, 1998.

LOAN DOCUMENTS: This commitment letter shall constitute the Loan Agreement and shall survive the closing of the. Loan, the execution and delivery of any other Loan Documents, and the making of any advances or disbursements thereunder. In the event of a conflict between a provision contained in this commitment letter and a provision of any other Loan Document, the terms of the other Loan Document shall control.

CONDITIONS TO FIRST ADVANCE: Prior to the making by the Bank of the first advance to the Borrower, the following conditions precedent shall have been satisfied.

The Bank shall have received, duly executed, all Loan Documents and any other documents and instruments necessary or advisable in connection with the Loan, all of which shall be in form and substance satisfactory to the Bank and its counsel.

The Bank shall have received a borrowing resolution authorizing the Loan and the execution of the Loan Documents.

CONDITIONS TO EACH ADVANCE: Prior to the disbursement by the Bank of any advances to Borrower under this Loan, the Bank shall have determined that there shall exist no event of default; the representations and warranties contained in the Loan Documents shall be true and accurate as of the date of such advance.

ADVANCE PROCEDURE: Advances on this Loan will be made by telephonic or written communication from a person reasonably believed by the Bank to be an authorized representative of the Borrower. Unless otherwise agreed by the Bank, all advances will be made to a demand deposit account maintained at the Bank in the name of the Borrower.

REPORTING REQUIREMENTS: So long as the Borrower is indebted to the Bank, the Borrower shall submit to the Bank the following:

1. Quarterly, within 45 days of the end of each quarter, internally prepared financial statements of the Borrower, including a balance sheet and income statement; and

2. Annually, within ninety (90) days following the end of the Borrower's fiscal year, a balance sheet and income statement prepared in accordance with generally accepted accounting principles on an audited basis by an independent certified public accountant acceptable to the Bank, including statements of financial condition, income, cash flows and changes in shareholders' equity.

REPRESENTATIONS AND WARRANTIES:

Good Standing. Borrower is a corporation, duly organized and validly existing under the laws of Tennessee and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject, except where the failure to be in compliance would not result in a material adverse effect to the Borrower and its subsidiaries taken as a whole.

Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Bank in writing prior to the date of this Agreement.

No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other material document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would result in a default under, or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents, except where the conflict would not result in a material adverse effect to the Borrower and its subsidiaries taken as a whole.

Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those, granted to Bank and as disclosed to Bank in writing prior to the date of this Agreement.

Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file, except where such failure would not result in a material adverse effect to the Borrower and its subsidiaries taken as a whole.

Financial Statements. The financial statements of Borrower heretofore delivered to Bank have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower's financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower's financial condition or operations since December 31, 1996. All factual information furnished by Borrower to Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Bank.

Place of Business.  Borrower's chief executive office is located at:

       209 Tenth Avenue South, Suite 300
       Nashville, TN 37203

Environmental Compliance. The conduct of Borrower's business operations and the condition of Borrower's property does not and will not violate, in any material way, any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or the regulation of hazardous materials, as defined in such laws, rules, ordinances and regulations.

Continuation of Representation and Warranties. All representations and warranties made under this Letter of Commitment shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

FINANCIAL COVENANTS: Until full payment and performance of all obligations of Borrower under the Loan, Borrower will, unless Bank consents otherwise in writing (and without limiting any requirement of any other loan document) maintain the following covenants:

Funded Debt to EBITDA: Maintain on a trailing four quarter basis a Funded Debt to EBITDA ratio of no more than 2.0 to 1.

"Funded Debt" means at any date, with respect to Borrower, all of the following obligations (without duplication) of Borrower: (i) all obligations of Borrower for borrowed money, (ii) all obligations of Borrower evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of Borrower to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business, (iv) all obligations of Borrower as lessee under capital leases, (v) all obligations of Borrower to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all noncontingent obligations of Borrower to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all debt of others secured by a lien on any asset of Borrower, whether or not such debt is assumed by Borrower and (viii) all debt of others guaranteed by Borrower.

"EBITDA" is defined as Earnings Before Interest, Taxes, Depreciation, and Amortization.

All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied.

AFFIRMATIVE COVENANTS: Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

Insurance. Maintain insurance with insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Bank (such current providers are hereby acknowledged to be acceptable to Bank) and providing for at least 30 days prior notice to Bank of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Bank prior to funding under the Loan(s) and 30 days prior to each policy renewal.

Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions, except where the failure to maintain or comply will not result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole.

Adverse Conditions or Events. Promptly advise Bank in writing of (i) any condition, event or act which comes to its attention that would result ;n a material adverse effect to the financial condition or operations of Borrower and its Subsidiaries taken as a whole, or Bank's rights under the Loan Documents,
(ii) any litigation filed by or against Borrower with damages claimed in excess of $500,000, (iii) any event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $100,000.

Taxes. Pay all of its taxes and assessments, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain ail licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

Environmental. Immediately advise Bank in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrowers business operations; and (ii) all material claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Bank of any material remedial action taken by Borrower with respect to Borrower's business operations. Borrower will not knowingly permit any other party to use any Hazardous Materials at any of Borrower's places of business or at any other property owned by Borrower except such materials as are incidental to the normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Bank, its agents, contractors and employees to enter and inspect any of Borrower's places of business or any other property of Borrower at any reasonable times upon three
(3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Bank on demand for the reasonable costs of any such environmental investigation and audit. Borrower shall provide Bank, its agents, contractors, employees and representatives, upon request, with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower's business operations within five (5) days of the request therefore.

NEGATIVE COVENANTS: Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Bank (and without limiting any requirement of any other Loan Documents):

Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer a material portion of Borrower's assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of the Borrower or from or acquire any subsidiary.

Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Bank, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity, other than employee loans or advances in the ordinary course of business, not exceeding $250,000 in the aggregate.

Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Bank, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Bank in writing and acknowledged by Bank prior to the date of this Agreement.

Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

EVENTS OF DEFAULT: A default shall occur under this Letter of Commitment and under each of the Loan Documents and under any other promissory note executed by Borrower in favor of Bank if the Borrower, any endorser or any guarantor of the Loan defaults in the payment of any amounts due and owing under the Loan or any other indebtedness owing to Bank within fifteen (15) days of its due date or fails to timely and properly observe, keep or perform any term, covenant, agreement or condition in any of the Loan Documents or in the event of the dissolution, liquidation, cessation of business, termination of existence, insolvency, failure to pay debts as they mature, business failure, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency law by or against Borrower, which, in the case of an involuntary proceeding, is not dismissed within sixty (60) days of filing.

REMEDIES UPON DEFAULT: If an event of default shall occur Bank shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

CLOSING COSTS AND EXPENSES: The Borrower shall pay all reasonable costs and expenses incurred by the Bank in connection with the Bank's review, due diligence and closing of the Loan, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel if permitted by applicable law) incurred by the Bank in connection with the negotiation and preparation of the Loan Documents.

NON-ASSIGNABLE: This commitment and the right of Borrower to receive loans hereunder may not be assigned by Borrower.

RELIANCE: This commitment constitutes an offer by the Bank to the Borrower to make a Loan on the terms and conditions set forth herein and should not be relied upon by any third party for any purpose.

AMENDMENT AND WAIVER: No alteration, modification, amendment or waiver of any terms and conditions of this commitment or of any of the documents required by or delivered to the Bank under this commitment, shall be effective or enforceable against the Bank unless set forth in a writing signed by the Bank.

GOVERNING LAW: This commitment and the Loan shall be governed by and construed in accordance with the laws of the State of Tennessee (without regard to choice of law principles).

INTEGRATION: The terms set forth above represent the entire understanding between the Borrower and the Bank with respect to the subject matter of this commitment, and this commitment supersedes any prior and contemporaneous agreements, commitments, discussions and understandings, oral or written, with respect to the subject matter of this commitment.

ARBITRATION: ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE AND ANY SUCCESSOR THEREOF (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

    A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

    B. RESERVATION OF RIGHTS. NOTHING IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT

THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

    The terms and conditions set forth above are accepted this 18th day of August, 1997.

                                      CORPORATEFAMILY SOLUTIONS, INC.

                                      BY: /s/ Michael E. Hogrefe
                                          --------------------------------------
                                      TITLE:    Executive Vice President,
                                                Chief Financial Officer
                                                and Secretary